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                                                                               Exhibit 11


                            COLUMBIA/HCA HEALTHCARE CORPORATION
              COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
               For the quarters and six months ended June 30, 1994 and 1993
                      (Dollars in millions, except per share amounts)

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                                                                 Quarter          Six Months
                                                              1994     1993     1994    1993

Primary Earnings per Common and Common Equivalent
     Share:
Earnings:
  Income from continuing operations ..................      $  205   $  166   $  342  $  371
  Income from operations of discontinued health
     plan segment, net of income taxes ...............           -        -        -      16
  Extraordinary loss on extinguishment of debt, net
     of income tax benefit ...........................           -        -      (92)      -

       Net income ....................................      $  205   $  166   $  250  $  387

Shares used in the computation (000):
  Weighted average common shares outstanding .........     338,175  333,298  337,699 332,723
  Dilutive effect of common stock equivalents ........       3,928    5,246    4,163   5,442
          Shares used in earnings per common and
            common equivalent share computation .........  342,103  338,544  341,862 338,165


Primary earnings per common and common equivalent
        share:
  Income from continuing operations ..................      $  .60   $  .49   $ 1.00 $ 1.10
  Income from operations of discontinued health
        plan segment ....................................        -        -        -    .04
  Extraordinary loss on extinguishment of debt .......           -        -     (.27)     -

          Net income ....................................   $  .60   $  .49   $  .73 $ 1.14


                                                                                Exhibit 11


                            COLUMBIA/HCA HEALTHCARE CORPORATION
               COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                For the quarters and six months ended June 30, 1994 and 1993
                       (Dollars in millions, except per share amounts)

                                                                 Quarter          Six Months
                                                              1994     1993     1994     1993

Fully Diluted Earnings per Common and Common
     Equivalent Share:
Earnings:
     Income from continuing operations .................    $  205   $  166   $  342    $ 371
     Interest addback on convertible securities, net
       of income taxes .................................         1        -        1        1
     Income applicable to common stock .................       206      166      343      372

     Income from operations of discontinued health
       plan segment, net of income taxes ...............         -        -        -       16
     Extraordinary loss on extinguishment of debt, net
       of income tax benefit ...........................         -        -      (92)       -

          Net income ...................................  $    206 $    166 $    251 $    388

Shares used in the computation (000):
     Weighted average common shares outstanding ........   338,175  333,298  337,699  332,723
     Dilutive effect of common stock equivalents
       and other dilutive securities ...................     6,022    7,685    5,210    7,958
          Shares used in earnings per common and
            common equivalent share computation ........   344,197  340,983  342,909  340,681


Fully diluted earnings per common and common
     equivalent share:
     Income from continuing operations .................    $  .60   $  .49   $ 1.00   $ 1.09
     Income from operations of discontinued health
       plan segment ....................................         -        -        -      .04
     Extraordinary loss on extinguishment of debt ......         -        -     (.27)       -

          Net income ...................................    $  .60   $  .49   $  .73   $ 1.13

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